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              ----------------------------------------------------
              Employee's Last Name           First Name


                            SCHICK TECHNOLOGIES, INC.


                NON-DISCLOSURE, NON-SOLICITATION, NON-COMPETITION
                            and INVENTIONS AGREEMENT

                   In consideration of my employment with Schick Technologies, Inc. (the "Company") or, if I already am an employee of the Company, in consideration of my continued employment with the Company, and other good and valuable consideration, receipt of which is hereby acknowledged, I hereby agree as follows:

         1.       NON-DISCLOSURE

                  a. I recognize that the Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is or may become engaged. All of the aforementioned information is hereinafter called "Proprietary Information."

                  b. By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants.

                  c. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the prior written consent of the President of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company and only for the benefit of the Company.

         2.       NON-SOLICITATION

                  During the term of my employment by the Company, and for twelve months thereafter, I shall not, directly or indirectly, without the prior written consent of the Company: (a) solicit or induce any employee of the Company to leave the employ of the Company; or (b) hire for any purpose any employee of the Company, or any former employee within six months of the termination of said employee's employment with the Company.

         3.       NON-COMPETITION

                  During the period of my employment by the Company and for a period of twelve months following the termination of my employment, I will not, directly or indirectly, engage or become interested in any way (whether as an owner, stockholder, partner, lender, investor, director, officer,


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employee, consultant or otherwise) in any activity, business or enterprise, located within the geographical area of the United States or Canada, that is competitive with any significant part of the business conducted by the Company or as contemplated to be conducted by the Company, without the prior consent of the President of the Company.

         4.       INVENTIONS

                  a. Disclosure of Inventions. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data (collectively, "Inventions"), whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment (whether or not during normal working hours) which:

                  (i) are related to or useful in the business of the Company; or
                  (ii)     result from tasks assigned me by the Company; or
                  (iii) result from use of premises or equipment owned, leased, or contracted for by the Company.

                  b. Assignment of and Assistance on Inventions. I hereby assign to the Company any rights I may have or acquire in all Inventions and agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I further agree to assist the Company in every way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

                  c. Prior Inventions. All improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how and data relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company shall be deemed "Inventions" for the purposes of this Agreement except as set forth on Exhibit A hereto.

         5.       MISCELLANEOUS PROVISIONS

                  a. I recognize, understand, agree and acknowledge that the Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. I further affirm, represent, and acknowledge that in the event of my termination of employment with the Company, my experience and capabilities are such that the enforcement of this Agreement will not prevent me from obtaining employment in another line of business different from that carried on by the Company and permitted under this Agreement. I further affirm, represent and acknowledge that I have received good and valuable consideration for entering into this Agreement.

                  b. Remedies for Breach. I agree that any breach of this Agreement by me would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of my obligations hereunder.


                                      2.

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                  c. Separability. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

                  d. Term of Agreement. This Agreement shall be effective as of the date set forth below and shall survive the termination of my employment by the Company, regardless of the manner of such termination.

                  e. Applicable Law. Any dispute arising under or related in any manner to this Agreement or my employment by the Company shall in all respects be governed by, adjudicated, construed and enforced in accordance with the laws of the State of New York.

                  f. Jurisdiction and Venue. I irrevocably and unconditionally submit to the non-exclusive jurisdiction of any United States federal or New York state court sitting in New York City in any action or proceeding relating in any manner to this Agreement or to my employment by the Company, including the termination of such employment. Further, I irrevocably and unconditionally agree that all claims relating in any manner to this Agreement or to my employment by the Company, including the termination of such employment, may be heard and determined in any such court and waive any objection I may now or hereafter have as to venue of any such action or proceeding brought in such court or the fact that such court is an inconvenient forum.

                  g. Attorney's Fees. The prevailing party in any action arising under or related in any manner to this Agreement or to my employment by the Company shall recover from the other party or parties thereto reasonable attorney's fees, costs and expenses.

Dated:_____________



By:___________________________________


Print Name:____________________________


ACCEPTED AND AGREED TO:
Schick Technologies, Inc.


By:___________________________________
Name:
Title:


                                      3.




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                                    EXHIBIT A


Schick Technologies, Inc.
3100 47th Avenue
Long Island City, NY 11101

Gentlemen:

         The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by you (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which shall not be deemed to be "Inventions" for purposes of the foregoing Non-Disclosure and Inventions
Agreement:

                        __________   No inventions or improvements

                        __________   See Below

                        ________________________________________

                        ________________________________________

                        ________________________________________

                        ________________________________________



                        __________   Additional sheets attached




                                                        Very truly yours,



                                                        ________________


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